As filed with the Securities and Exchange Commission on June 28, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EURONET WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2806888
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Henry

Chief Operating Officer and President

Euronet Worldwide, Inc.

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Newman Executive Vice President and General Counsel Euronet Worldwide, Inc. 2nd Floor, Kelting House Southernhay, Basildon Essex SS14 1NU U.K.	John A. Granda, Esq. Stinson Morrison Hecker LLP 2600 Grand Blvd. Kansas City, Missouri 64108 (816) 691-2600

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.02 par value per share	—	—	—		—
Preferred Stock, $0.02 par value per share	—	—	—		—
Senior Debt Securities	—	—	—		—
Subordinated Debt Securities	—	—	—		—
Warrants	—	—	—		—
Total	—	—	$35,000,000	(1)(2)(3)	$4,434.50	(4)

(1)	Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered.
(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate amount of warrants as may be offered from time to time, with an aggregate initial offering price not to exceed $35,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $35,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon exercise of warrants or conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities.
(3)	The proposed maximum aggregate offering price per class of security and per unit or share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2004

$35,000,000

Euronet Worldwide, Inc.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

We may offer, from time to time, together or separately, up to $35,000,000 aggregate amount, or the equivalent in one or more foreign currencies or currency units, of our common stock, preferred stock, senior debt securities, subordinated debt securities, or warrants.

We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus.

You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, they will be named and their compensation will be described in one or more prospectus supplements. The net proceeds we expect to receive from such sales will be set forth in the respective prospectus supplements.

Our common stock is listed on the Nasdaq National Market under the symbol “EEFT.” On June 23, 2004, the last reported sale price of our common stock was $23.15 per share. The preferred stock, the debt securities and the warrants are not currently publicly traded.

Investing in our securities involves risks. See “ Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

i

About This Prospectus

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $35,000,000 in the aggregate. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “How to Obtain More Information” and “Incorporation of Information Filed with the SEC” for more information.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

In this prospectus, we use the terms “Euronet” “we” “us” and “our” to refer to Euronet Worldwide, Inc.

Forward-Looking Statements

This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of our management or Board of Directors, including plans or objectives relating to our products or services, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described below. Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in “Risk Factors” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 and subsequent periodic filings containing updated disclosures of such factors. You may obtain copies of these documents as described under “How to Obtain More Information” and “Incorporation of Information Filed with the SEC”. Other factors not identified could also have such an effect.

We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

Prospectus Summary

Euronet Worldwide, Inc.

We are a leading provider of secure electronic financial transaction solutions. We provide financial payment middleware, financial network gateways, outsourcing, and consulting services to financial institutions, retailers and mobile phone operators. We process transactions for a network of automated teller machines (ATMs) in Europe and India. We offer a suite of integrated electronic fund transfer (EFT) software solutions for electronic payment and transaction delivery systems. We provide comprehensive electronic payment solutions consisting of ATM network participation, outsourced ATM management solutions, electronic recharge services (for prepaid mobile airtime) and integrated EFT software solutions. Through our wholly-owned subsidiaries, we operate a network of point-of-sale (POS) terminals providing electronic processing of prepaid mobile phone airtime (“top-up”) services in the U.K., Australia, New Zealand, Ireland, Poland, the U.S. and Germany. Our customers include banks, mobile phone operators and retailers that require electronic financial transaction processing services.

The Securities We May Offer

We may use this prospectus to offer up to $35,000,000 aggregate amount, or the equivalent in one or more foreign currencies or currency units, of common stock, preferred stock, debt securities and warrants, in one or more offerings and in any combination. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. A prospectus supplement, which we will provide each time we offer securities, will describe the specific types, amounts, prices and detailed terms of any of these offered securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock either alone or underlying other registered securities convertible into, or exercisable or exchangeable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends. Each holder of our common stock is entitled to one vote per share. Holders of our common stock have no preemptive rights.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. The particular terms of each class or series of preferred stock, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby.

Warrants

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. The securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. This prospectus contains only general terms and provisions of the securities warrants. The applicable prospectus supplement will describe the particular terms of the securities warrants being offered thereby.

Debt Securities

We may issue debt securities under an indenture to be entered between a trustee and us. A form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured obligations of ours and will rank equally and ratably with our other unsecured obligations. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities being offered thereby.

Risk Factors

Investing in our securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic filings with the SEC, including, but not limited to, our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

Ratio of Earnings to Fixed Charges and Earnings

to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth our ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

(Deficiency of Earnings in Thousands)

	Three Months Ended March 31, 2004		Years Ended December 31,
		2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges	3.74	3.09	(0.77)	0.99	(3.37)	(2.02)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	3.74	3.09	(0.77)	0.99	(3.37)	(2.02)
Deficiency of Earnings Available to Cover Fixed Charges	$—	$—	$(12,145)	$—	$(48,385)	$(34,253)

Description of Common and Preferred Stock

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, and our bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, as amended.

Authorized Capitalization

As of the date of this prospectus, the authorized capital stock of the Company consists of 60,000,000 shares of common stock, par value $0.02 per share and 10,000,000 shares of preferred stock, par value $0.02 per share, of which 300,000 shares are designated as Series A Junior Preferred Stock (the “Junior Preferred Stock”), none of which are outstanding. As of April 30, 2004, an aggregate of 30,723,667 shares of our common stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to receive ratably such dividends as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of any holders of shares of our preferred stock that is then outstanding or that we may issue in the future.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Our certificate of incorporation, as amended, does not provide for cumulative voting in the election of our board of directors. The members of our board of directors are elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future, or any right to convert their common stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the common stock.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, in the distribution of all assets remaining after payment to creditors, subject to prior distribution rights of the holders of any shares of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus, or upon the conversion of any preferred stock or debt securities, or upon the exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Preferred Stock

The Board of Directors is authorized, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock as a class without series or in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series.

As of the date of this Prospectus, the Company has designated 300,000 shares of preferred stock, par value $0.02 per share, as Series A Junior Preferred Stock (the “Junior Preferred Stock”), none of which are outstanding.

Preferred Stock Purchase Rights

On March 20, 2003, the Board of Directors approved a Rights Agreement between Euronet and EquiServe Trust Company, N.A. (the “Rights Agent”), as Rights Agent. In connection with its approval of the Rights

Agreement, the Board of Directors also declared a dividend of one “Right” for each outstanding share of Euronet’s common stock, payable on April 4, 2003 to stockholders of record at the close of business on March 27, 2003. On November 28, 2003, Euronet amended the Rights Agreement in connection with Euronet’s entering into an Agreement with Fletcher International, Ltd. on November 20, 2003. This amendment became effective on November 28, 2003. The amendment excludes from the definition of “Acquiring Person” Fletcher International, Ltd. and its affiliates under certain conditions.

Description of Rights; Purchase Price

Each Right generally entitles the holder to purchase one one-thousandth (1/1,000) of a share (a “Unit”) of Junior Preferred Stock at a price of $57.00 per Unit upon certain events. The purchase price is subject to appropriate adjustment for stock splits and other similar events. Generally, in the event a person or entity acquires, or initiates a tender offer to acquire, at least 15% of Euronet’s then outstanding common stock, the Rights will become exercisable for common stock having a value equal to two times the exercise price of the Right, or effectively at one-half of Euronet’s then-current stock price.

Voting. Each Unit shall entitle the holder thereof to one vote on all matters submitted to a vote of Euronet’s stockholders, voting together with holders of common stock as one class on all such matters. Holders of Units shall not have the right to cumulate their votes in the election of Euronet’s directors, and will have the same voting rights and limitations applicable to holders of common stock as set forth in Euronet’s certificate of incorporation, as amended.

Dividends. Each Unit shall entitle the holder thereof to receive dividends, when, as and if declared by the Board out of funds legally available therefor and only after payment of, or provision for, full dividends on all outstanding shares of any senior series of preferred stock and after Euronet has made provision for any required sinking or purchase funds for any series of preferred stock, on a pari passu basis with dividend rights of the common stock.

Liquidation. In the event of Euronet’s voluntary or involuntary liquidation, dissolution or winding up, holders of Units shall be entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of (i) all of Euronet’s debts and liabilities, and (ii) the preferential rights of any senior series of preferred stock, but before any such liquidation distributions are paid in respect of common stock.

Mergers. In the event of any merger, consolidation or other transaction in which common stock is changed or exchanged, holders of Units will be entitled to receive the same consideration received per share of common stock. These rights are protected by customary antidilution provisions, as described below. Although the Rights are redeemable, Units of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable.

Because a Unit is equal to one one-thousandth of a share of Junior Preferred Stock, a holder of one full share of Junior Preferred Stock generally would be entitled to dividend, liquidation and voting rights equal to one thousand times the dividend, liquidation and voting rights of one share of common stock. Because of the nature of the Units’ dividend, liquidation and voting rights, the value of one one-thousandth of a share of Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

Exercisability of Rights; Expiration Date

The Rights are not exercisable until the occurrence of certain triggering events, referred to as the Distribution Dates, as defined below, and will expire at the close of business on April 3, 2013 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by Euronet, all as described below.

Triggering Events; Distribution Date

The Rights will be exercisable only upon the earlier of: (i) 10 business days following a public announcement (the “Stock Acquisition Date”) that a person or group of affiliated or associated persons have become an Acquiring Person or obtained the right to acquire beneficial ownership of 15% or more of Euronet’s outstanding common stock, and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in such person or group becoming an Acquiring Person.

Generally, any person with affiliates and associates who acquires beneficial ownership of 15% or more of the then outstanding common stock is an “Acquiring Person”. The following persons who meet this definition will not become Acquiring Persons: (i) Euronet, (ii) any subsidiary of Euronet, (iii) any employee benefit plan of Euronet or of any subsidiary of Euronet, or any person or entity organized, appointed or established by Euronet for or pursuant to the terms of any such plan, (iv) Fletcher International, Ltd., together with all of its affiliates (collectively, “Fletcher”), but only so long as (A) the common stock beneficially owned by Fletcher is limited to the common stock Fletcher acquires or is permitted to acquire under the terms of the agreement with Fletcher and otherwise and (B) Fletcher’s beneficial ownership (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended and in effect on the date of the Rights Agreement, of common stock does not at any time exceed 14.99% of the then outstanding common stock, (v) any person that became the beneficial owner of 15% or more of the outstanding common stock as a result of a decrease in the number of outstanding shares of common stock caused by a transaction approved by the Board of Directors of Euronet, and (vi) any person who has reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13G or Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of Euronet or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the common stock) and, within 10 business days of being requested by Euronet to advise it regarding the same, certifies to Euronet that such person acquired shares of common stock in excess of 15% inadvertently or without knowledge of the terms of the Rights and who, together with all affiliates and associates, thereafter does not acquire any additional shares of common stock while being the beneficial owner of 15% or more of the shares of common stock then outstanding.

When Common Stock Not Junior Preferred Stock Will be Issued for Rights

In the event that any person or group becomes an Acquiring Person (a “Flip-In Triggering Event”), each Right will automatically convert into a Right to buy common stock rather than Junior Preferred Stock. As such, each holder of a Right will thereafter have the right to purchase Euronet’s common stock (or, in certain circumstances, cash, property or other securities of Euronet) having a value equal to two times the exercise price of the Right, or in other words, effectively at one-half of Euronet’s then-current common stock price. However, any Rights associated with common stock acquired by an Acquiring Person will be void, and such Acquiring Person will not be able to exercise the Rights to purchase additional common stock. Rights are not exercisable following the occurrence of a Flip-In Triggering Event until such time as the Rights are no longer redeemable by Euronet, as described below.

In the event that, at any time following the Flip-In Triggering Event: (i) Euronet is acquired in a merger or other business combination transaction, or (ii) more than 50% of Euronet’s assets or earning power is sold or transferred, each holder of a Right (except voided Rights held by the Acquiring Person) shall have the right to purchase common stock of the Acquiring Person having a value equal to two times the exercise price of the Right. The formula for a Flip-Over purchase is the same as used for a Flip-In Triggering Event, only utilizing the market price of the Acquiring Person’s stock.

Transfer and Detachment of Rights

The Rights were attached to all common stock certificates representing common stock outstanding at the close of business on March 27, 2003, and no separate Rights Certificates will be distributed. The Rights will separate from the common stock upon a “Distribution Date”, which generally is the 10th day after a triggering event. Until the Distribution Date: (i) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after March 11, 2003 contain a legend and notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate. Except as otherwise determined by the Board of Directors, only shares of common stock issued prior to the Distribution Date will be issued with Rights.

As soon as practicable after a Distribution Date, Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate must make such request in writing to the Rights Agent, and shall surrender the Rights Certificate to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent. Neither the Rights Agent nor Euronet shall be obligated to take any action whatsoever regarding the transfer of any such surrendered Rights Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of the Rights Certificate and has provided such additional information about the identity of the parties involved, as Euronet may reasonably request. Thereupon the Rights Agent shall, subject to certain restrictions contained in the Rights Agreement regarding certain entities acquiring 15% or more of Euronet’s common stock, countersign and deliver to the person entitled a Rights Certificate or Rights Certificates, as the case may be, as so requested. Euronet may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

Adjustments

The purchase price payable, and the number of Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) if holders of the Junior Preferred Stock are granted certain rights or warrants to subscribe for Junior Preferred Stock, or shares having the same rights, preferences and privileges as the Junior Preferred Stock, or convertible securities at less than the current market price of the Junior Preferred Stock, or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants.

The number of outstanding Rights, and the number of Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time in the event that Euronet (i) declares a dividend on the outstanding shares of common stock payable in shares of common stock, (ii) subdivides the outstanding shares of common stock, or (iii) combines the outstanding shares of common stock into a smaller number of shares.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last trading date prior to the date of exercise.

Redemption

In general, at any time prior to the earlier of (i) the close of business on the 10th business day following a Stock Acquisition Date, or (ii) the Final Expiration Date, Euronet may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange

In general, at any time after a person becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the Board of Directors may exchange all or part of the then outstanding Rights (other than Rights owned by such person or group which have become void) for common stock at an exchange ratio of one share of common stock per Right (or in certain circumstances preferred stock), subject to applicable adjustments.

No Stockholder Rights for Right Holders

Until a Right is exercised, the holder thereof will have no rights as a stockholder of Euronet relating to the Rights, including, without limitation, the right to vote, receive dividends or any distributions upon liquidation.

Series A Junior Preferred Stock

The shares of Junior Preferred Stock are entitled to an equal and ratable right to receive dividends, when, as and if, declared by the Board of Directors out of funds legally available therefor and only after payment of, or provision for, full dividends on all outstanding shares of any senior series of preferred stock and after the Corporation has made provision for any required sinking or purchase funds for any series of preferred stock, on a pari passu basis with dividend rights of the Company’s common stock, provided, that for purposes of dividend distributions hereunder, each one one-thousandth of a share of Junior Preferred Stock shall be the equivalent of one share of common stock.

Subject to the provision for adjustment hereinafter set forth, each one one-thousandth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the

Company, voting together with holders of shares of common stock as one class on all such matters. Holders of shares of Junior Preferred Stock shall not have the right to cumulate their votes in the election of the Company’s directors, and will have the voting rights and limitations applicable to holders of shares of common stock as set forth in the certificate of incorporation.

Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, as set forth in the certificate of incorporation, subject to the conditions and restrictions on issuance set forth herein.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation Event”), the Junior Preferred Stock shall be entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of (i) all debts and liabilities of the Company, and (ii) the preferential rights of any series of preferred stock then outstanding, and before any such Liquidation Event distributions in respect of common stock, provided, that for purposes of Liquidation Event distributions hereunder, each one one-thousandth of a share of Junior Preferred Stock shall be the equivalent of one share of common stock.

A consolidation, share exchange, combination or merger of the Company with or into any other entity or entities, or a sale, conveyance or disposition of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the outstanding voting power of the Company is transferred to one or more entities not previously affiliated with the Company (each a “Business Combination”), shall entitle the holder of each share of Junior Preferred Stock to receive the shares of stock, securities, cash, assets (or any combination thereof) or other consideration as may be issued or payable to the holders of each share of common stock pursuant to the terms of any Business Combination on an equal and ratable basis with the common stock, provided that for purposes of this Section 6, each one one-thousandth of a share of Junior Preferred Stock shall be the equivalent of one share of common stock.

Unless provided otherwise in documents creating a series of preferred stock of the Company after the date hereof, the Junior Preferred Stock shall rank junior to any other series of the Company’s preferred stock hereafter created that include rights preferential to the terms of the Junior Preferred Stock as set forth herein, and except with respect to distribution of the Company’s assets upon a Liquidation Event as set forth in Section 5 hereof, the Junior Preferred Stock shall otherwise rank pari passu with the common stock in all respects including dividend rights and voting rights. Nothing herein shall preclude the Board of Directors from creating or authorizing any class or Series of preferred stock ranking on parity with, senior to or junior to the Junior Preferred Stock as to payment of dividends, distribution of assets or otherwise.

The Junior Preferred Stock shall not be subject to redemption or similar repurchase rights, either in favor of the Company or holders of shares of the Junior Preferred Stock.

The Junior Preferred Stock shall not be subject to conversion into other securities of the Company or any other conversion rights, either by the Company or holders of shares of the Junior Preferred Stock.

The Junior Preferred Stock shall not be subject to any preemptive rights.

Junior Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holders’ fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

In the event that the Company shall effect a subdivision or combination or consolidation of the outstanding shares of Junior Preferred Stock (by stock split, reclassification or otherwise) into a greater or lesser number of shares of Junior Preferred Stock, then and in each such event, the aggregate amount to which the holder of each share of Junior Preferred Stock was entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Junior Preferred Stock outstanding immediately after such event, and the denominator of which is the number of shares of Junior Preferred Stock that were outstanding immediately prior to such event. In the event the corporation shall (i) declare any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by stock split, reclassification or otherwise) into a greater or lesser number of shares of common stock, then in each such case the rights to which each one thousandth of a share of Junior Preferred Stock was entitled prior to such event shall be adjusted as applicable by multiplying such number by a fraction the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Certain provisions of the certificate of incorporation and bylaws of the Company may be deemed to have an anti-takeover effect and may delay, defer or make more difficult a takeover attempt that a stockholder might consider in its best interest. Set forth below is a description of certain provisions of the Company’s certificate of incorporation and bylaws.

Supermajority Voting. Our certificate of incorporation, as amended, requires the approval at least 80% of our combined voting power to effect amendments to Article Sixth of our certificate of incorporation providing for three classes of directors for our board of directors. In addition, our bylaws provide our Board of Directors with the power to effect amendments to our bylaws.

Classified Board of Directors. The certificate of incorporation, as amended, provides that the Board of Directors of the Company be divided into three classes of directors serving staggered three-year terms. The classes of directors will be as nearly equal in number as possible. Accordingly, approximately one-third of the Company’s Board of Directors will be elected each year. Further, the certificate of incorporation, as amended, provides that the number of directors will be determined by the Board of Directors.

Indemnification of Directors and Officers and Limitation of Liability.

Section 145 of Delaware General Corporation Law, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Company’s certificate of incorporation, as amended, and Article VII of the registrant’s bylaws, as amended, provide that the Company shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Article Ninth of the Company’s certificate of incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A., Kansas City, Missouri. The applicable prospectus supplement will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

Description of Debt Securities

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Euronet, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS

GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for transfer or exchange;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the indenture and the terms and conditions of such defeasance;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination; and

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether such debt securities shall be issuable in registered form or bearer form, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York;

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement.

Senior Debt

We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement or in any board resolution establishing such debt securities and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and, to the extent unsecured, junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness, if any, outstanding as of the end of our most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special U.S. federal income tax considerations applicable to:

(i)	any discounted debt securities; and

(ii)	any debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

(i)	by the depositary for the registered global security to a nominee of the depositary;

(ii)	by a nominee of the depositary to the depositary or another nominee of the depositary; and

(iii)	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

(i)	may not have the debt securities represented by a registered global security registered in their names;

(ii)	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

(iii)	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Euronet, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for

(i)	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

(ii)	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

(iii)	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

(iv)	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

(i)	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

(ii)	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by Euronet

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The board resolution or supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, continued for 30 days;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•	to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of any one or more series of debt securities;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (1) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (2) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•	to correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission or to correct any mistake;

•	to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the rights of any holder of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; or

•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the rights of any holder of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on or any sinking fund payment with respect to, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we have and exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we have and exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

To the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

(i)	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

(ii)	transfer, lease or dispose of all or substantially all of our assets to any other person or entity; unless:

•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York, except as may be provided as to any series in a supplemental indenture.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indenture contains limitations on the right of the trustee, should it become a creditor of Euronet, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Description of Warrants

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. Any securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with any offering of the specific securities warrants and will contain all of the terms of the securities warrant agreement and securities warrants.

The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

Use of Proceeds

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder to fund acquisitions of complementary businesses, working capital, capital expenditures and other general corporate purposes.

Dividend Policy

Since our inception, no dividends have been paid on our common stock. We do not intend to distribute dividends for the foreseeable future. Certain of our credit facilities contain restrictions on the payment of dividends.

Plan of Distribution

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

The securities may be sold in one or more such transactions at:

•	fixed prices, which may be changed,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, which may be changed, or

•	otherwise negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters or Dealers

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Trading Markets and Listing Of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq National Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Marking

Any underwriters who are qualified market markers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

General

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

The validity of the securities to be offered by this prospectus will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri. Any underwriters will be advised with respect to other issues relating to any offering pursuant to this prospectus by their own legal counsel.

Experts

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent Registered Public Accounting Firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.), independent Registered Public Accounting Firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of transact Elektronische Zaklungssysteme GmbH, Martinsried that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A filed February 9, 2004 have been so incorporated in reliance upon the report of Grant Thornton GmbH, Hamburg, Germany. Such financial statements are included upon reliance of the report of Grant Thornton GmbH, Hamburg, Germany, given upon the authority of such firm in accounting and auditing.

The financial statements of e-pay Limited that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A dated May 2, 2003 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP given on their authority as experts in accounting and auditing.

How to Obtain More Information

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. You may read and copy any materials we file at the SEC’s public reference room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or web site.

Incorporation of Information Filed With the SEC

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2003 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement filed April 20, 2004).

•	Our Quarterly Report on Form 10-Q and Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004.

•	Our Current Reports on Form 8-K filed March 6, 2003, January 5, 2004, February 20, 2004, February 25, 2004, April 2, 2004, April 28, 2004, June 1, 2004 and June 14, 2004 and our Current Reports on Form 8-K/A filed May 2, 2003, January 5, 2004, February 9, 2004 and June 15, 2004.

•	The description of our common stock contained in our registration statement on Form 8-A, dated February 21, 1997, including any amendment or reports filed for the purpose of updating that description.

•	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated March 24, 2003, including any amendment or reports filed for the purpose of updating that description.

All documents which we file with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of common stock shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or

15(d) of the Securities Exchange act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and supersede information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and supersede statements in and portions of this prospectus or the above listed documents.

The following information contained in such documents is not incorporated herein by reference: (i) information furnished under Items 9 and 12 of our Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. We have furnished information under Item 12 of the Current Report on Form 8-K, “Reports of Operations and Financial Condition,” in the Current Report on Form 8-K filed by us on February 20, 2004.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your written or telephone requests to:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

(913) 327-4200

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

$35,000,000

Euronet Worldwide, Inc.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

PROSPECTUS

            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

Amount to be Paid
Securities and Exchange Commission registration fee	$4,435
Accounting fees and expenses	3,250
Legal fees and expenses	20,000
Miscellaneous expenses (including printing expenses)	4,000

Total	$31,685

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eight of the Registrant’s amended certificate of incorporation and Article VII of the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 16. Exhibits

The index to exhibits appears immediately following the signature pages to this Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant’s board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 25th day of June, 2004.

EURONET WORLDWIDE, INC.

By:	/s/Daniel R. Henry
Name: Daniel R. Henry
Title: Chief Operating Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Michael J. Brown Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	June 25, 2004

/s/Daniel R. Henry Daniel R. Henry	Chief Operating Officer, President and Director	June 25, 2004

/s/Eriberto R. Scocimara Eriberto R. Scocimara	Director	June 25, 2004

/s/Thomas A. McDonnell Thomas A. McDonnell	Director	June 25, 2004

/s/M. Jeannine Strandjord M. Jeannine Strandjord	Director	June 25, 2004

/s/Andzrej Olechowski Andzrej Olechowski	Director	June 25, 2004

/s/Paul S. Althasen Paul S. Althasen	Director	June 25, 2004

/s/Andrew B. Schmitt Andrew B. Schmitt	Director	June 25, 2004

/s/Rick L. Weller Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 25, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement (1)

4.1	Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 3.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2001, and incorporated by reference herein) (2)

4.2	Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), and incorporated by reference herein) (2)

4.3	Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3(ii) to the Company’s quarterly report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein) (2)

4.4	Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.1 to the Company’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein) (2)

4.5	Form of Certificate issued to the shareholders of transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003 (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein) (2)

4.6	Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003 (filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein) (2)

4.7	Agreement, dated November 20, 2003, between Euronet Worldwide, Inc. and Fletcher International, Ltd. (filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein) (2)

4.8	Rights Agreement, dated as of March 21, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein) (2)

4.9	First Amendment to Rights Agreement, dated as of November 28, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 4, 2003, and incorporated by reference herein) (2)

4.10	Form of Indenture Relating to Debt Securities

4.11	Form of Senior Debt Security (1)

4.12	Form of Subordinated Debt Security (1)

4.13	Form of Debt Warrant Agreement (together with form of Debt Warrant Certificate) (1)

4.14	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate) (1)

4.15	Form of Preferred Stock Warrant Agreement (together with form of Preferred Stock Warrant Certificate) (1)

4.16	Form of Certificate of Designation for Preferred Stock (together with Preferred Stock Certificate) (1)

4.17	Form of Common Stock Certificate (filed as Exhibit 4.2 to the Company’s registration statement on Form S-1 (No. 333-18121) filed on December 19, 1996, and incorporated by reference herein) (2)

5.1	Opinion of Stinson Morrison Hecker LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

23.3	Consent of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.)

23.4	Consent of Grant Thornton GmbH, Hamburg, Germany

23.5	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture for Debt Securities (1)

(1)	To be filed by amendment to the registration statement or as an exhibit to a current report on Form 8-K.
(2)	Previously filed and incorporated herein by reference.